EXHIBIT 23



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 24, 1994 included or incorporated by reference in Texaco Inc.'s Form 10-K for the year ended December 31, 1993, into the following previously filed Registration Statements:

        1.  Form S-3          File Number 2-37010
        2.  Form S-3          File Number 33-31148
        3.  Form S-8          File Number 2-67125
        4.  Form S-8          File Number 2-76755
        5.  Form S-8          File Number 2-90255
        6.  Form S-8          File Number 33-34043
        7.  Form S-3          File Number 33-40309
        8.  Form S-8          File Number 33-45952
        9.  Form S-8          File Number 33-45953
       10.  Form S-3          File Number 33-63996
       11.  Form S-3          File Number 33-50553 and 33-50553-01





                                                      ARTHUR ANDERSEN & CO.




New York, N.Y.
March 28, 1994.